FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2020

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 5, 2020, HC2 Holdings, Inc., a Delaware corporation (the “Company”), entered into a letter agreement with each of (i) MG Capital Management Ltd., Percy Rockdale LLC and Rio Royal LLC (collectively, “MG Capital”), amending the terms of that certain cooperation agreement (the “MG Capital Agreement”), dated as of May 13, 2020, by and between the Company and MG Capital (the “MG Capital Amendment”), (ii) Lancer Capital LLC (“Lancer Capital”), amending the terms of that certain agreement (the “Lancer Capital Agreement”), dated as of May 13, 2020, by and between the Company and Lancer Capital (the “Lancer Capital Amendment”), and (iii) JDS1 LLC and CCUR Holdings, Inc. (collectively, “JDS1”), amending the terms of that certain agreement (the “JDS1 Agreement”), dated as of May 13, 2020, by and between the Company and JDS1 (the “JDS1 Amendment” and, together with the MG Capital Amendment and the Lancer Capital Amendment, the “Amendments”).
Pursuant to the MG Capital Agreement, the board of directors of the Company (the “Board”) agreed, among other things, to (i) take such actions as are necessary to reduce the size of the Board from ten (10) to seven (7) directors, effective as of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), (ii) nominate a slate of seven (7) directors for election at the 2020 Annual Meeting, including Philip A. Falcone, and (iii) hold the 2020 Annual Meeting no later than July 8, 2020, except for any adjournment solely due to a lack of quorum under the Company’s Fourth Amended and Restated By-Laws.
Each of the MG Capital Amendment, the Lancer Capital Amendment and the JDS1 Amendment modifies each of the MG Capital Agreement, the Lancer Capital Agreement and the JDS1 Agreement, respectively, to provide that (i) Mr. Falcone will not be included on the slate of directors for election at the 2020 Annual Meeting, (ii) the Board will take such actions as are necessary to reduce the size of the Board to six (6) directors, effective as of the completion of the 2020 Annual Meeting on July 30, 2020, and (iii) the 2020 Annual Meeting will be convened on July 8, 2020, solely for purposes of adjourning the 2020 Annual Meeting to July 30, 2020.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the MG Capital Amendment, a copy of which is attached hereto as Exhibit 10.1, the Lancer Capital Amendment, a copy of which is attached hereto as Exhibit 10.2, and the JDS1 Amendment, a copy of which is attached hereto as Exhibit 10.3. All three Amendments are incorporated herein by reference.
Item 8.01. Other Events.
On July 6, 2020, the Company issued a press release announcing, among other things, the adjournment of the 2020 Annual Meeting from July 8, 2020 to July 30, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Item No.	Description
10.1	Letter Agreement, dated as of July 5, 2020, by and among HC2 Holdings, Inc., MG Capital Management Ltd., Percy Rockdale LLC and Rio Royal LLC
10.2	Letter Agreement, dated as of July 5, 2020, by and between HC2 Holdings, Inc. and Lancer Capital LLC
10.3	Letter Agreement, dated as of July 5, 2020, by and among HC2 Holdings, Inc., JDS1, LLC and CCUR Holdings, Inc.
99.1	Press Release, dated as of July 6, 2020, titled "HC2 Holdings to Adjourn 2020 Annual Meeting of Stockholders to July 30, 2020"
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2020

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer